Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports First-Quarter 2024 Financial Results

April 24, 2024

•Revenue of $10.7 billion, up 8.6% from year-ago quarter
•Operating earnings of $1 billion, up 10.4% from year-ago quarter
•Diluted EPS of $2.88, up 9.1% from year-ago quarter
•Operating margin of 9.7%, a 20 basis-point expansion from year-ago quarter

RESTON, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2024 revenues of $10.7 billion, up 8.6% from the first quarter of 2023. Operating earnings of $1 billion were up 10.4% from the year-ago quarter, with operating margins expanding 20 basis points to 9.7% from the year-ago quarter. Diluted earnings per share (EPS) were $2.88, up 9.1% from the year-ago quarter.

“Our businesses delivered solid operating results in the quarter, growing revenue and backlog, while expanding margins, even as we awaited G700 certification,” said Phebe N. Novakovic, chairman and chief executive officer. “In the Aerospace segment, the recent FAA certification of the Gulfstream G700 has enabled us to begin customer deliveries. This is a strong start to 2024 and we remain confident in our outlook.”

Cash and Capital Deployment
Net cash used by operating activities in the quarter was $278 million due to growth of operating working capital in both the Aerospace and defense segments.

During the quarter, the company invested $159 million in capital expenditures, paid $361 million in dividends, and used $105 million to repurchase more than 390,000 shares, ending the quarter with $1 billion in cash and equivalents.

Backlog
The consolidated book-to-bill ratio, defined as orders divided by revenue, was 1-to-1 for the quarter. Company-wide backlog of $93.7 billion was up 4.4% from the year-ago quarter. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $40.3 billion. Total estimated contract value, the sum of all backlog components, was $134 billion, up 4.4% from the year-ago quarter.

In the Aerospace segment, orders in the quarter totaled $2.4 billion, growing backlog to $20.5 billion, up 6.2% from the year-ago quarter. Aerospace book-to-bill was 1.2-to-1 for the quarter.
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In the defense segments, orders in the quarter totaled $8.8 billion, with particular strength in Combat Systems and Technologies, which had book-to-bill ratios of 1.6-to-1 and 1.2-to-1, respectively.

Significant awards in the defense segments included an IDIQ contract from the U.S. Army to provide medium-caliber ammunition cartridges, with a maximum potential value of $3 billion among two awardees; $1.3 billion, with a maximum potential value of $2 billion, from Austria’s ministry of defense to produce Pandur 6x6 wheeled combat vehicles; four IDIQ contracts from the Canadian government with a maximum potential value of $1.3 billion to support the Land Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) system for the Canadian army; $505 million, with a maximum potential value of $995 million, for several key contracts for classified customers; $325 million from the Canadian government to produce armored combat support vehicles; and $310 million from the U.S. Navy for maintenance, modernization and repair work on a Wasp-class amphibious assault ship. A detailed list of significant awards is provided in Exhibit G.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $42.3 billion in revenue in 2023. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter 2024 financial results conference call at 9 a.m. EDT on Wednesday, April 24, 2024. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through May 1, 2024, at 800-770-2030 (international: +1 609-800-9909), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	March 31, 2024	April 2, 2023	$	%
Revenue	$10,731	$9,881	$850	8.6%
Operating costs and expenses	(9,695)	(8,943)	(752)
Operating earnings	1,036	938	98	10.4%
Other, net	14	33	(19)
Interest, net	(82)	(91)	9
Earnings before income tax	968	880	88	10.0%
Provision for income tax, net	(169)	(150)	(19)
Net earnings	$799	$730	$69	9.5%
Earnings per share—basic	$2.92	$2.66	$0.26	9.8%
Basic weighted average shares outstanding	273.5	274.0
Earnings per share—diluted	$2.88	$2.64	$0.24	9.1%
Diluted weighted average shares outstanding	277.0	276.6

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EXHIBIT B
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	March 31, 2024	April 2, 2023	$	%
Revenue:
Aerospace	$2,084	$1,892	$192	10.1%
Marine Systems	3,331	2,992	339	11.3%
Combat Systems	2,102	1,756	346	19.7%
Technologies	3,214	3,241	(27)	(0.8)%
Total	$10,731	$9,881	$850	8.6%
Operating earnings:
Aerospace	$255	$229	$26	11.4%
Marine Systems	232	211	21	10.0%
Combat Systems	282	245	37	15.1%
Technologies	295	299	(4)	(1.3)%
Corporate	(28)	(46)	18	39.1%
Total	$1,036	$938	$98	10.4%
Operating margin:
Aerospace	12.2%	12.1%
Marine Systems	7.0%	7.1%
Combat Systems	13.4%	14.0%
Technologies	9.2%	9.2%
Total	9.7%	9.5%

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EXHIBIT C
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$1,036	$1,913
Accounts receivable	3,119	3,004
Unbilled receivables	8,523	7,997
Inventories	9,589	8,578
Other current assets	1,929	2,123
Total current assets	24,196	23,615
Noncurrent assets:
Property, plant and equipment, net	6,192	6,198
Intangible assets, net	1,594	1,656
Goodwill	20,458	20,586
Other assets	2,806	2,755
Total noncurrent assets	31,050	31,195
Total assets	$55,246	$54,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$507	$507
Accounts payable	3,203	3,095
Customer advances and deposits	9,969	9,564
Other current liabilities	3,111	3,266
Total current liabilities	16,790	16,432
Noncurrent liabilities:
Long-term debt	8,752	8,754
Other liabilities	8,294	8,325
Total noncurrent liabilities	17,046	17,079
Shareholders’ equity:
Common stock	482	482
Surplus	3,820	3,760
Retained earnings	39,678	39,270
Treasury stock	(21,114)	(21,054)
Accumulated other comprehensive loss	(1,456)	(1,159)
Total shareholders’ equity	21,410	21,299
Total liabilities and shareholders’ equity	$55,246	$54,810

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EXHIBIT D
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended
	March 31, 2024	April 2, 2023
Cash flows from operating activities—continuing operations:
Net earnings	$799	$730
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	152	149
Amortization of intangible and finance lease right-of-use assets	59	77
Equity-based compensation expense	34	38
Deferred income tax benefit	(39)	(91)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(115)	72
Unbilled receivables	(519)	653
Inventories	(1,011)	(628)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	100	(150)
Customer advances and deposits	384	553
Other, net	(122)	59
Net cash (used) provided by operating activities	(278)	1,462
Cash flows from investing activities:
Capital expenditures	(159)	(161)
Other, net	(23)	(29)
Net cash used by investing activities	(182)	(190)
Cash flows from financing activities:
Dividends paid	(361)	(345)
Purchases of common stock	(105)	(90)
Other, net	50	(40)
Net cash used by financing activities	(416)	(475)
Net cash used by discontinued operations	(1)	(1)
Net (decrease) increase in cash and equivalents	(877)	796
Cash and equivalents at beginning of period	1,913	1,242
Cash and equivalents at end of period	$1,036	$2,038

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EXHIBIT E
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	March 31, 2024	December 31, 2023
Debt-to-equity (a)	43.2%	43.5%
Book value per share (b)	$78.03	$77.85
Shares outstanding	274,364,084	273,599,948

	First Quarter
	2024	2023
Income tax payments, net	$33	$58
Company-sponsored research and development (c)	$137	$110
Return on sales (d)	7.4%	7.4%

Non-GAAP Financial Measures:
	First Quarter
	2024	2023
Free cash flow:
Net cash (used) provided by operating activities	$(278)	$1,462
Capital expenditures	(159)	(161)
Free cash flow (e)	$(437)	$1,301

	March 31, 2024	December 31, 2023
Net debt:
Total debt	$9,259	$9,261
Less cash and equivalents	1,036	1,913
Net debt (f)	$8,223	$7,348
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT F
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
First Quarter 2024:
Aerospace	$19,564	$981	$20,545	$305	$20,850
Marine Systems	29,711	14,415	44,126	3,749	47,875
Combat Systems	14,923	686	15,609	7,002	22,611
Technologies	8,976	4,478	13,454	29,206	42,660
Total	$73,174	$20,560	$93,734	$40,262	$133,996
Fourth Quarter 2023:
Aerospace	$19,557	$897	$20,454	$451	$20,905
Marine Systems	30,141	15,755	45,896	3,647	49,543
Combat Systems	13,816	721	14,537	6,236	20,773
Technologies	8,961	3,779	12,740	28,011	40,751
Total	$72,475	$21,152	$93,627	$38,345	$131,972
First Quarter 2023:
Aerospace	$18,853	$484	$19,337	$804	$20,141
Marine Systems	30,722	12,885	43,607	3,499	47,106
Combat Systems	13,953	143	14,096	5,599	19,695
Technologies	9,465	3,320	12,785	28,637	41,422
Total	$72,993	$16,832	$89,825	$38,539	$128,364

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT F-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
$95,560
$93,627
$93,734
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT F-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$19,337
$19,497
$20,059
$20,454
$20,545
1Q23
2Q23
3Q23
4Q23
1Q24

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$43,607
$43,728
$47,722
$45,896
$44,126
1Q23
2Q23
3Q23
4Q23
1Q24

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$14,096
$15,067
$15,094
$14,537
$15,609
1Q23
2Q23
3Q23
4Q23
1Q24

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$12,785
$13,065
$12,685
$12,740
$13,454
1Q23
2Q23
3Q23
4Q23
1Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT G
FIRST QUARTER 2024 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the first quarter of 2024:
Marine Systems:
•$310 from the U.S. Navy for maintenance, modernization and repair work on the USS Bataan, a Wasp-class amphibious assault ship.
•$255 for future technology development on the next-generation attack submarine, SSN(X), program for the Navy.
•$150 from the Navy for long-lead materials for Block VI Virginia-class submarines.
•$150 for design and engineering efforts for Virginia-class submarines for the Navy.
•$125 from the Navy to provide engineering, technical, design and planning yard support services for operational strategic and attack submarines.
Combat Systems:
•An indefinite delivery, indefinite quantity (IDIQ) contract to provide medium-caliber ammunition cartridges for the U.S. Army. The contract has a maximum potential value of $3 billion among two awardees.
•$1.3 billion for the production of Pandur 6x6 wheeled combat vehicles from the Austrian Federal Ministry of Defense. The contract including options has a maximum potential value of $2 billion.
•$325 from the Canadian government to produce armored combat support vehicles (ACSVs).
•$285 to produce Abrams main battle tanks in the system enhancement package version 3 (SEPv3) configuration for Romania.
•$205 from the Army for inventory management for the Stryker wheeled combat-vehicle fleet.
Technologies:
•Four IDIQ contracts from the Canadian government to support the Land Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) system for the Canadian army. These contracts have a maximum potential value of $1.3 billion.
•$505 for several key contracts for classified customers. These contracts have a maximum potential value of $995.
•$125 to modernize the U.S. Central Command’s (CENTCOM) enterprise information technology (IT) infrastructure. The contract including options has a maximum potential value of $920.
•$340 from the Navy to provide full life cycle and operational support for the Trident II Fire Control System (FCS) onboard Ohio-class submarines and continue the development, production and installation of FCS for all new Columbia-class submarines. The contract including options has a maximum potential value of $620.
•$140 from the U.S. Air Force for the Battlefield Information Collection and Exploitation System - Extended (BICES-X) program to provide intelligence information sharing capabilities. The contract has a maximum potential value of $320.
•A contract to provide technical expertise to develop and deliver high-performance computing systems and software for a classified customer. The contract including options has a maximum potential value of $290.
•$35 from the Air Force to provide goods and engineering services to support the Federated Trust Network Environment Infrastructure (FTI) portion of the BICES program. The contract has a maximum potential value of $240.
•$230 from the National Geospatial-Intelligence Agency (NGA) to provide hybrid cloud services and IT design, engineering, and operations and sustainment services.
•$35 from the Navy for maintenance, training and sustainment of the Integrated Nuclear Weapons Security and Integrated Electronic Security Systems. The contract including options has a maximum potential value of $190.
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EXHIBIT H
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	First Quarter
	2024	2023
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	21	17
Mid-cabin aircraft	3	4
Total	24	21

Aerospace Book-to-Bill:
Orders*	$2,426	$1,727
Revenue	2,084	1,892
Book-to-Bill Ratio	1.2x	0.9x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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